EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Dynamex Inc.
Dallas, Texas
We hereby consent to the incorporation by reference in the Registration Statement No. 333-19773 on Form S-8 of Dynamex Inc., of our reports dated October 14, 2009, relating to the consolidated financial statements and the effectiveness of Dynamex Inc.’s internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended July 31, 2009.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Dallas, Texas
October 14, 2009